                                                                     EXHIBIT 4.2


                   EXCHANGE AND REGISTRATION RIGHTS AGREEMENT



                             Dated as of May 7, 1999


                                  by and among

                             Metal Management, Inc.,
                                   as Issuer,


                  Aerospace Metals, Inc., American Scrap Processing, Inc., C Shredding Corp., California Metals Recycling, Inc., CIM Trucking, Inc., Cometco Corp., Cozzi Building Corporation, Cozzi Iron & Metal, Inc., EMCO Trading, Inc., Ferrex Trading Corporation, FPX, Inc., Firma, Inc., Firma Plastic Co., Inc., Houston Compressed Steel Corp., HouTex Metals Company, Inc., The Isaac Corporation, P. Joseph Iron & Metal, Inc., Kankakee Scrap Corporation, Kimerling Acquisition Corp., MacLeod Metals Co., Metal Management Arizona, Inc., Metal Management Gulf Coast, Inc., Metal Management Pittsburgh, Inc., Metal Management Realty, Inc., Michael Schiavone & Sons, Inc., Naporano Iron & Metal Co., Newell Recycling West, Inc., NIMCO Shredding Co., 138 Scrap Acquisition Corp., PerlCo, L.L.C., Proler Southwest Inc., Proler Steelworks L.L.C., R&P Holdings, Inc., Reserve Iron & Metal Limited Partnership, Salt River Recycling, L.L.C., Scrap Processing, Inc., Torrington Scrap Company, Trojan Trading Co., USA Southwestern Carriers, Inc.,

                                 as Guarantors,


                                       and


                          BT Alex. Brown Incorporated,
                              as Initial Purchaser
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                                      -2-

                  This Exchange and Registration Rights Agreement (this "Agreement") is made and entered into as of May 7, 1999, by and among Metal Management, Inc., (the "Company"); Aerospace Metals, Inc., American Scrap Processing, Inc., C Shredding Corp., California Metals Recycling, Inc., CIM Trucking, Inc., Cometco Corp., Cozzi Building Corporation, Cozzi Iron & Metal, Inc., EMCO Trading, Inc., Ferrex Trading Corporation, FPX, Inc., Firma, Inc., Firma Plastic Co., Inc., Houston Compressed Steel Corp., HouTex Metals Company, Inc., The Isaac Corporation, P. Joseph Iron & Metal, Inc., Kankakee Scrap Corporation, Kimerling Acquisition Corp., MacLeod Metals Co., Metal Management Arizona, Inc., Metal Management Gulf Coast, Inc., Metal Management Pittsburgh, Inc., Metal Management Realty, Inc., Michael Schiavone & Sons, Inc., Naporano Iron & Metal Co., Newell Recycling West, Inc., NIMCO Shredding Co., 138 Scrap Acquisition Corp., PerlCo, LLC., Proler Southwest Inc., Proler Steelworks L.L.C., R & P Holdings, Inc., Reserve Iron & Metal Limited Partnership, Salt River Recycling L.L.C., Scrap Processing, Inc., Torrington Scrap Company, Trojan Trading Co. and USA Southwestern Carriers, Inc. (each a "Subsidiary Guarantor" and collectively, the "Guarantors"); and BT Alex. Brown Incorporated (the "Initial Purchaser"), who has agreed to purchase the Company's 12 3/4% Senior Secured Notes due 2004 (the "Secured Notes") pursuant to the Purchase Agreement dated May 5, 1999 (the "Purchase Agreement"), by and among the Company, the Subsidiary Guarantors and the Initial Purchaser. In order to induce the Initial Purchaser to purchase the Secured Notes, the Company and the Subsidiary Guarantors have agreed to provide the exchange and registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchaser set forth in Section 7 of the Purchase Agreement. The parties hereby agree as follows:

1.       DEFINITIONS

                  As used in this Agreement, the following capitalized terms shall have the following meanings:

                  Act: The Securities Act of 1933, as amended.

                  Business Day: Any day, except a Saturday, Sunday or other day in The City of New York, or in the city of the Corporate Trust Office (as defined in the Indenture) of the Trustee, on which banks are authorized to close.

                  Broker-Dealer: Any broker or dealer registered under the Exchange Act.

                  Broker-Dealer Transfer Restricted Securities: Exchange Notes that are acquired by a Broker-Dealer in the Exchange Offer in exchange for Secured Notes that such Broker-Dealer acquired for its own account as a result of market-making activities or other trading
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                                      -3-

activities (other than Secured Notes acquired directly from the Company or any of its affiliates).

                  Closing Date: The date hereof.

                  Commission: The Securities and Exchange Commission.

                  Consummate: An Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (a) the filing and declaration of effectiveness under the Act of the Exchange Offer Registration Statement relating to the Exchange Notes to be issued in the Exchange Offer and the related Guarantees, (b) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof and
(c) the delivery by the Company to the registrar under the Indenture of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Secured Notes tendered by Holders thereof pursuant to the Exchange Offer and the issuance of the related Guarantees by the Subsidiary Guarantors.

                  Damages Payment Date: With respect to the Secured Notes, each Interest Payment Date.

                  Definitive Notes: As defined in the Indenture.

                  Effectiveness Target Date: As defined in Section 5.

                  Exchange Act: The Securities Exchange Act of 1934, as amended.

                  Exchange Notes: The Company's 12 3/4% Senior Secured Notes due 2004 to be issued pursuant to the Indenture in the Exchange Offer that are identical in all material respects to the Notes initially issued on the Closing Date (other than that there shall be no restrictive legends thereon and such Exchange Notes shall be registered under the Act) and entitled to the benefits of the Indenture.

                  Exchange Offer: The registration by the Company and the Guarantors under the Act of the Exchange Notes and the related Guarantees pursuant to the Exchange Offer Registration Statement pursuant to which the Company shall offer the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities for Exchange Notes in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.
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                                      -4-

                  Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

                  Exempt Resales: The transactions in which the Initial Purchaser proposes to sell the Secured Notes (i) to certain "qualified institutional buyers," as such term is defined in Rule 144A under the Act, and/or (ii) in one or more offshore transactions complying with Rule 903 or 904 of Regulation S under the Act.

                  Global Note Holder: As defined in the Indenture.

                  Guarantees: The guarantees of the Notes to be issued by the Guarantors pursuant to the Indenture.

                  Holders: As defined in Section 2(b) hereof.

                  Indenture: The Indenture, dated as of the Closing Date, among the Company, the Subsidiary Guarantors and Harris Trust and Savings Bank, as trustee (the "Trustee"), pursuant to which the Notes and the Guarantees are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

                  Interest Payment Date: As defined in the Indenture and the Notes.

                  NASD: National Association of Securities Dealers, Inc.

                  Notes: The Secured Notes, the Exchange Notes and the Private Exchange Notes.

                  Person: An individual, partnership, limited liability company, corporation, trust, unincorporated organization or a government or agency or political subdivision thereof.

                  Private Exchange: As defined in Section 3(d) hereof.

                  Private Exchange Notes: As defined in Section 3(d) hereof.

                  Prospectus: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

                  Record Holder: With respect to any Damages Payment Date, each Person who is a Holder of Notes on the record date with respect to the Interest Payment Date on which such Damages Payment Date shall occur.
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                                      -5-

                  Registration Default: As defined in Section 5 hereof.

                  Registration Statement: Any registration statement of the Company and the Guarantors relating to (a) an offering of Exchange Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities and the related Guarantees pursuant to the Shelf Registration Statement, in each case, (i) which is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

                  Restricted Broker-Dealer: Any Broker-Dealer that holds Broker-Dealer Transfer Restricted Securities.

                  Security Documents:  As defined in the Indenture.

                  Shelf Registration Statement: As defined in Section 4 hereof.

                  TIA: The Trust Indenture Act of 1939, as in effect on the date of the Indenture.

                  Transfer Restricted Securities: Each Note until (i) the date on which such Note has been exchanged by a Person other than a Broker-Dealer for an Exchange Note in the Exchange Offer so long as such Exchange Note may be resold by such Person without restriction under federal and state securities laws, (ii) following the exchange by a Broker-Dealer in the Exchange Offer of a Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such Broker-Dealer on or prior to the date of such sale a copy of the Prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Note has been effectively registered under the Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Note is distributed to the public pursuant to Rule 144 under the Act under circumstances in which any legend borne by such Note relating to restriction of transferability thereof, under the Act or otherwise, is removed by the Company or pursuant to the Indenture.

                  Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

         2.       SECURITIES SUBJECT TO THIS AGREEMENT

                  (a) Transfer Restricted Securities. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.
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                                      -6-

                  (b) Holders of Transfer Restricted Securities. A Person is deemed to be a holder of Transfer Restricted Securities (each, a "Holder") whenever such Person owns Transfer Restricted Securities.

         3.       REGISTERED EXCHANGE OFFER

                  (a) Unless the Exchange Offer shall not be permitted by applicable federal law (after the procedures set forth in Section 6(a) below have been complied with), the Company and the Guarantors shall (i) cause to be filed with the Commission on or prior to 90 days after the Closing Date, the Exchange Offer Registration Statement, (ii) use their respective commercially reasonable efforts to cause such Exchange Offer Registration Statement to be declared effective on or prior to 180 days after the Closing Date (which 180-day period shall be extended for a number of days equal to the number of Business Days, if any, that the Commission is officially closed during such period),
(iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause such Exchange Offer Registration Statement to become effective, (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Act and (C) cause all necessary filings, if any, in connection with the registration and qualification of the Exchange Notes and the related Guarantees to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer and (iv) upon the effectiveness of such Exchange Offer Registration Statement, commence and Consummate the Exchange Offer. The Exchange Offer Registration Statement shall be on the appropriate form promulgated by the Commission under the Act permitting registration of the Exchange Notes and the related Guarantees to be offered in exchange for the Secured Notes that are Transfer Restricted Securities and the related Guarantees and to permit sales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers as contemplated by
Section 3(c) below.

                  (b) The Company and the Guarantors shall use their respective commercially reasonable efforts to cause the Exchange Offer Registration Statement to be effective continuously, and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 25 Business Days. Additionally, the Company and the Guarantors shall keep the Exchange Offer Registration effective for the period required under Section 3(c) hereof, if required to do so pursuant to the provisions herein. The Company and the Guarantors shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Exchange Notes and the related Guarantees shall be included in the Exchange Offer Registration Statement. The Company and the Guarantors shall use their respective commercially reasonable efforts to cause the Exchange Offer to be Consummated on or prior to 25 Business Days after date the Exchange Offer Registration Statement has become effective.

                  (c)      The Company shall include a "Plan of Distribution"
section in the Prospectus contained in the Exchange Offer Registration Statement which is reasonably acceptable to the Initial Purchaser (the costs, if any, associated with such Initial Purchaser's review to be borne by the Initial Purchaser) and indicate therein that any Restricted Broker-Dealer who holds Secured Notes that are Transfer Restricted Securities and that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities may exchange such Secured Notes (other than Transfer Restricted Securities acquired directly from the Company or any affiliate of the Company) pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with its initial sale of each Exchange Note received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such "Plan of Distribution" section shall also contain all other information with respect to such sales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Notes held by any such Broker-Dealer, except to the extent required by the Commission.

                  The Company and the Guarantors shall use their respective commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) below to the extent necessary to ensure that it is available for sales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers, and to ensure that such Registration Statement conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time for a period of one year from the date on which the Exchange Offer is declared effective.

                  The Company and the Guarantors shall provide sufficient copies of the latest version of the Prospectus included in the Exchange Offer Registration Statement to such Restricted Broker-Dealers promptly upon request at any time during such one-year period in order to facilitate such sales.

                  (d) If, prior to Consummation of the Exchange Offer, the Initial Purchaser holds any Secured Notes acquired by them that have the status of an unsold allotment in the initial distribution, the Company upon the request of the Initial Purchaser shall simultaneously with the delivery of the Exchange Notes issue and deliver to the Initial Purchaser, in exchange (the "Private Exchange") for such Notes held by the Initial Purchaser, a like principal amount of notes (the "Private Exchange Notes") of the Company, guaranteed by the Guarantors, that are identical in all material respects to the Exchange Notes except for the placement of a restrictive legend on such Private Exchange Notes. The Private Exchange Notes shall be issued pursuant to the same indenture as the Exchange Notes and bear the same CUSIP number as the Exchange Notes. The Exchange Notes, the Private Exchange Notes and the Secured Notes shall all be treated as one class (for voting, consenting and otherwise) under the Indenture.

                  (e) Interest on the Exchange Notes and the Private Exchange Notes will accrue (A) from the last Interest Payment Date on which interest was paid on the Secured Notes surrendered in exchange therefor or (B) if no interest has been paid on the Secured Notes, from the Closing Date.

                  (f) Upon consummation of the Exchange Offer in accordance with this Section 3, the provisions of this Agreement shall continue to apply, mutatis mutandis, solely with respect to Transfer Restricted Securities that are Private Exchange Notes, Exchange Notes held by Broker-Dealers and Transfer Restricted Securities as to which Section 4(a)(iii) or (iv) apply and the Company and the Guarantors shall have no further obligation to register Transfer Restricted Securities pursuant to Section 4 hereof.

         4.       SHELF REGISTRATION

                  (a) Shelf Registration. If (i) the Company is not permitted to Consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with), (ii) the Exchange Offer is not Consummated on or prior to the 25th Business Day after the day which is 180 days after the Closing Date (the "Target Date"), (iii) any Holder of Transfer Restricted Securities shall notify the Company within 10 Business Days following the Consummation of the Exchange Offer that (A) such Holder was prohibited by law or Commission policy from participating in the Exchange Offer or (B) such Holder may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) such Holder is a Broker-Dealer and holds Secured Notes acquired directly from the Company or one of its affiliates or (iv) the Holders of not less than a majority in aggregate principal amount of the Transfer Restricted Securities shall notify the Company that they reasonably determine that the interests of the Holders would be adversely affected by Consummation of the Exchange Offer, then the Company and the Guarantors shall
(x) use their respective best efforts to cause to be filed on or prior to (I) 90 days after the date on which the Company determines that it is not permitted to file the Exchange Offer Registration Statement pursuant to clause (i) above,
(II) 90 days after the Target Date, if the Exchange Offer has not been Consummated on or prior to the Target Date pursuant to clause (ii) above or
(III) 90 days after the date on which the Company receives the notice specified in clauses (iii) or (iv) above, a shelf registration statement pursuant to Rule 415 under the Act (which may be an amendment to the Exchange Offer Registration Statement) (in any case, the "Shelf Registration Statement") relating to all Transfer Restricted
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                                      -9-

Securities the Holders of which shall have provided the information required pursuant to Section 4(b) hereof and shall (y) use their respective commercially reasonable efforts to cause such Shelf Registration Statement to become effective as promptly as possible, but in no event later than 180 days after the date on which the Company becomes obligated to file such Shelf Registration Statement. The Company and the Guarantors shall use their respective commercially reasonable efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by and subject to the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a) and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time for a period of at least two years following the Closing Date or such shorter period that will terminate when all Transfer Restricted Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement; provided, however, the Shelf Registration Statement shall be extended to permit Broker-Dealers to comply with prospectus delivery requirements as provided herein.

                  (b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 10 Business Days after receipt of a request therefor, such information specified in item 507 of Regulation S-K under the Act for use in connection with any Shelf Registration statement or Prospectus or preliminary Prospectus included therein. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information so required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading. No Holder as to which any Shelf Registration Statement is being effected shall be entitled to the benefits of Section 5 below unless it has complied with its obligations under this Section 4(b).

         5.       LIQUIDATED DAMAGES

                  If (i) any Registration Statement required by this Agreement is not filed with the Commission on or prior to the date specified for such filing in this Agreement, (ii) any such Registration Statement has not been declared effective by the Commission on or prior to the date specified for such effectiveness in this Agreement (the "Effectiveness Target Date"), (iii) the Exchange Offer has not been Consummated within 25 Business Days after the Effectiveness Target Date with respect to the Exchange Offer Registration Statement or (iv) subject to the provisions of Section 6(d) below, any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective during the period required pursuant to the applicable provisions of this Agreement or fail to be usable for its in-tended purpose without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective immediately (each such event referred to in clauses (i) through (iv), a "Registration Default"), then the Company and the Guarantors hereby jointly and severally agree to pay liquidated damages to each Holder of Transfer Restricted Securities affected by such Registration Default with respect to the first 90-day period immediately following the occurrence of such Registration Default, in an amount equal to $.05 per week per $1,000 principal amount of Transfer Restricted Securities affected by such Registration Default held by such Holder for each week or portion thereof that the Registration Default continues. The amount of the liquidated damages shall increase by an additional $.05 per week per $1,000 in principal amount of Transfer Restricted Securities affected by such Registration Default with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages of $.50 per week per $1,000 principal amount of Transfer Restricted Securities. All accrued Liquidated Damages will be paid by the Company in cash on each Damages Payment Date to the Global Note Holder (and any Holder of Definitive Notes who has given wire transfer instructions to the Company prior to the Damages Payment Date) by wire transfer of immediately available funds and to all other Holders of Definitive Notes by mailing checks to their registered addresses. Following the cure of all Registration Defaults relating to any particular Transfer Restricted Securities, the accrual of liquidated damages with respect to such Transfer Restricted Securities will cease.

                  All obligations of the Company and the Guarantors set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

         6.       REGISTRATION PROCEDURES

                  (a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company and the Guarantors shall comply with all applicable provisions of Section 6(c) below, shall use their respective commercially reasonable efforts to effect such exchange and to permit the sale of Broker-Dealer Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

                           (i) If, following the date hereof there has been
                  promulgated a change in Commission policy with respect to exchange offers such as the Exchange Offer, such that in the reasonable opinion of counsel to the Company the Exchange Offer is not permitted by applicable federal law, the Company and the Guarantors hereby agree to seek a no-action letter or other favorable decision from the Commission allowing the Company and the Guarantors to Consummate an Exchange Offer for such Secured

                  Notes. The Company and the Guarantors hereby agree to pursue the issuance of such a decision to the Commission staff level, but shall not be required to take commercially unreasonable action to obtain such no-action letter or favorable decision. In connection with the foregoing, the Company and the Guarantors hereby agree to take all such other actions as are reasonably requested by the Commission or otherwise reasonably required in connection with the issuance of such decision, including, without limitation, (A) participating in telephonic conferences with the Commission, (B) delivering to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel believes that such an Exchange Offer should be permitted and (C) diligently pursuing a resolution by the Commission staff of such submission.

                           (ii) As a condition to its participation in the
                  Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Company, prior to the Consummation of the Exchange Offer, a written representation to the Company and the Guarantors (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Company or, if it is an affiliate of the Company, it will comply with the registration and prospectus delivery requirements of the Act to the extent applicable, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer, (C) it is acquiring the Exchange Notes in its ordinary course of business and (D) if it is a Broker-Dealer holding Secured Notes acquired for its own account as a result of market-making activities or other trading activities, then it will deliver a prospectus meeting the requirements of the Act in connection with any resale of Exchange Notes received in respect of such Secured Notes pursuant to the Exchange Offer; provided, however, that by so representing and by delivering a prospectus, such Broker-Dealer will not be deemed to admit that it is an "underwriter" of the Notes within the meaning of the Act. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including, if applicable, any no-action letter obtained pursuant to clause
                  (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing required information with respect to the selling securityholder if the resales are of Exchange Notes obtained by such Holder in exchange for Secured Notes acquired by such Holder directly from the Company or an affiliate thereof or as a result of market-making activities or other trading activities.

                           (iii) In connection with the Exchange Offer, the
                  Company and the Guarantors shall: (1) mail, or cause to be mailed, to each Holder entitled to participate in the Exchange Offer a copy of the Prospectus forming part of the Exchange Registration Statement, together with an appropriate letter of transmittal and related documents; (2) utilize the services of a depositary for the Exchange Offer with an address in the Borough of Manhattan, The City of New York; (3) permit Holders to withdraw tendered Secured Notes at any time prior to the close of business, New York time, on the last Business Day on which the Exchange Offer shall remain open; and (4) otherwise comply in all material respects with all applicable laws, rules and regulations.

                  As soon as practicable after the close of the Exchange Offer or the Private Exchange, as the case may be, the Company shall: (1) accept for exchange all Secured Notes properly tendered and not validly withdrawn pursuant to the Exchange Offer or the Private Exchange; (2) deliver to the Trustee for cancellation all Secured Notes so accepted for exchange; and (3) cause the Trustee to authenticate and deliver promptly to each Holder of Secured Notes, Exchange Notes or Private Exchange Notes, as the case may be, equal in principal amount to the Secured Notes of such Holder so accepted for exchange.

                  (b) Shelf Registration Statement. In connection with any Shelf Registration Statement required to be filed by the Company and the Guarantors, the Company and the Guarantors shall comply with all the provisions of Section 6(c) below and shall use their respective commercially reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(b) hereof), and pursuant thereto the Company and the Guarantors will prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof. The Company shall not permit any securities other than the Transfer Restricted Securities to be included in the Shelf Registration Statement.

                  (c) General Provisions. In connection with any Registration Statement and any related Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Exchange Offer Registration Statement and the related Prospectus, to the extent that the same are required to be available to permit sales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers), the Company and the Guarantors shall:

                           (i) use their respective commercially reasonable
                  efforts to keep such Registration Statement continuously effective and provide all requisite financial statements (including, if required by the Act or any regulation thereunder, financial statements of any Guarantor) for the period specified in Section 3 or 4 of this Agreement, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or
                  (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company and the Guarantors shall file promptly an appropriate amendment to such Registration Statement, (1) in the case of clause (A), correcting any such misstatement or omission and (2) in the case of clauses (A) and (B), use their respective commercially reasonable efforts to cause such amendment or Registration Statement to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter.

                           (ii) prepare and file with the Commission such
                  amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 of this Agreement, as applicable or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement and, as so supplemented, filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

                           (iii) advise the Trustee and, if requested,
                  confirming such advice in writing, when the Prospectus or any Prospectus supplement or post-effective amendment has been filed and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective; and advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, confirming such advice in writing, (A) of any request by the Commission for any post-effective amendment to the Registration Statement or any amendment or supplement to the Prospectus, (B) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes or (C) of the happening of any event or the existence of any state of facts that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue (which has not been corrected by the filing of a document incorporated by reference therein), or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at anytime the Commission shall issue any stop order suspending the effectiveness of the Registration Statement under the Act, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company and the Guarantors shall use their respective commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

                           (iv) furnish to each selling Holder specifically
                  named in any Registration Statement or Prospectus and each of the underwriter(s) in connection with such sale, if any, on or before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Holders and underwriter(s) in connection with such sale, if any, for a period of at least five Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which such selling Holders of the Transfer Restricted Securities covered by such Registration Statement or the underwriter(s) in connection with such sale, if any, shall reasonably object within five Business Days after the receipt thereof;

                           (v) promptly prior to the filing of any document that
                  is to be incorporated by reference into a Shelf Registration Statement or related Prospectus, provide copies of such document to each selling Holder specifically named therein and to the underwriter(s) in connection with such sale, if any, make the Company's and the Guarantors' representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such selling Holders or underwriter(s), if any, reasonably may request;

                           (vi) make available at reasonable times for
                  inspection by any Restricted Broker-Dealers, any selling Holders named in any Shelf Registration Statement, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by such selling Holders, Restricted Broker-Dealers or any of such underwriter(s) all relevant financial and other records, pertinent corporate documents and properties of the Company and the Guarantors and cause the Company's and the Guarantors' officers, directors and employees to supply all relevant information reasonably requested by any such Holder, Restricted Broker-Dealer, underwriter, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness;

                           (vii) if requested by any selling Holders named in
                  any Shelf Registration Statement or the underwriter(s) in connection with such sale, if any, promptly include in any such Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein relating to such Holders and underwriter(s), if any, and the disposition of the related Transfer Restricted Securities, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

                           (viii) deliver to each selling Holder and each of the
                  underwriter(s) in connection with such sale, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request in writing; the Company and the Guarantors hereby consent to the use of any preliminary prospectus, the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto but only in a manner consistent with the matters set forth under "Plan of Distribution" therein;

                           (ix) enter into such agreements (including, in the
                  case of an Underwritten Registration, an underwriting agreement) and make such representations and warranties and take all such other actions in connection therewith in order to expedite or fa-
         cilitate the disposition of the Transfer Restricted Securities pursuant to any Registration Statement contemplated by this Agreement as may be reasonably requested by any Holder of Transfer Restricted Securities or underwriter in connection with any sale or resale pursuant to any Registration Statement contemplated by this Agreement, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, the Company and the Guarantors shall upon request:

                  (A) furnish to each selling Holder specifically named in any Shelf Registration Statement and each underwriter, if any, in such substance and scope as they may reasonably request and (in the case of any Underwritten Registration) as are customarily made by issuers to underwriters in primary underwritten offerings, upon the effectiveness of any Shelf Registration Statement and to any Restricted Broker-Dealer who so requests upon Consummation of the Exchange Offer:

                           (1) a certificate, dated the date of Consummation of
                  the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, signed on behalf of the Company and each Guarantor by (x) the Chief Executive Officer, the President or any Vice President and (y) a principal financial or accounting officer of the Company and such Guarantor, confirming, as of the date thereof, the matters set forth in subsection (h) of Section 7 of the Purchase Agreement, as the same apply to any Registration Statement or Prospectus and the other matters addressed in such subsection, and such other similar matters as such Holders, underwriter(s) and/or Restricted Broker-Dealers may reasonably request;

                           (2) opinions, dated the date of Consummation of the
                  Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, of counsel for the Company and the Guarantors covering matters similar to those set forth in subsections (a) and (b) of Section 7 of the Purchase Agreement, as the same apply to any Registration Statement or Prospectus and the other matters addressed in such subsections, and such other matters as such Holders, underwriter(s) and/or Restricted Broker-Dealers may reasonably request, and

                           (3) a customary comfort letter, dated as of the date
                  of effectiveness of the Shelf Registration Statement or the date of Consummation of the Exchange Offer, as the case may be, from the Company's and the Guarantors' independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with primary underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to subsection (e) of
                  Section 7 of the Purchase Agreement, without exception, as the same apply to any Registration Statement or Prospectus and the other matters addressed in such subsection;

                  (B) set forth in full or incorporate by reference in the underwriting agreement, if any, in connection with any sale or resale pursuant to any Shelf Registration Statement relating to an Underwritten Offering the indemnification provisions and procedures of
         Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

                  (C) deliver such other documents and certificates as may be reasonably requested by the selling Holders specifically named in any Shelf Registration Statement, the underwriter(s), if any, and Restricted Broker-Dealers, if any, to evidence compliance with clause
         (A) above and with any customary conditions contained in any underwriting agreement or other agreement entered into by the Company and the Guarantors pursuant to this clause (ix). The above shall be done at each closing under such underwriting or similar agreement, as and to the extent required thereunder, and if at any time the representations and warranties of the Company and the Guarantors contemplated in (A)(1) above cease to be true and correct, the Company and the Guarantors shall so advise the underwriter(s), if any, the selling Holders and any Restricted Broker-Dealer promptly and, if requested by such Persons, shall confirm such advice in writing;

         (x) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that neither the Company nor any Guarantor shall be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

                  (xi) issue, upon the request of any Holder of Secured Notes covered by any Shelf Registration Statement contemplated by this Agreement and the surrender for cancellation of the Secured Notes held by such Holder, Exchange Notes having an aggregate principal amount equal to the aggregate principal amount of Secured Notes surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such Exchange Notes to be registered in the name of such Holder or in the name of the purchaser(s) of such Notes, as the case may be;

                  (xii) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities (other than with respect to the consummation of the Exchange Offer), cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such denominations and such names as the Holders or the underwriter(s), if any, may request at least two Business Days prior to such sale of Transfer Restricted Securities;

                  (xiii) use their respective commercially reasonable efforts to cause the disposition of the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities;

                  (xiv) if any fact or event contemplated by Section 6(c)(iii)(C) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they we remade, not misleading;

                  (xv) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with The Depository Trust Company;

                  (xvi) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD, and use their respective commercially reasonable efforts to cause such Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Holders selling Transfer Restricted Securities to consummate the disposition of such Transfer Restricted Securities;

                  (xvii) otherwise use their respective commercially reasonable efforts to comply with all applicable rules and regulations of the Commission and make generally available to its security holders with regard to any applicable Registration Statement, a consolidated earnings statement meeting the requirements of Rule 158 covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act);

                  (xviii) cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the Holders of Notes to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its commercially reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

                  (xix) provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of
         Section 13 or Section 15(d) of the Exchange Act.

         (d) Restrictions on Holders. Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Company of the happening of any event or the existence of any state of facts of the kind described in Section 6(c)(iii)(C) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xiv) hereof, or until it is advised in writing by the Company (the "Advice") that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of any such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section

6(c)(iii)(C) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xiv) hereof or shall have received the Advice.

         7.       REGISTRATION EXPENSES

         (a) All expenses incident to the Company's and the Guarantors' performance of or compliance with this Agreement will be borne by the Company and the Guarantors, regardless of whether a Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees and expenses (other than filings made by the Initial Purchaser or any Holder with the NASD and, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel that may be required by the rules and regulations of the NASD); (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Exchange Notes to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company, the Guarantors and, subject to Section 7(b) below, the Holders of Transfer Restricted Securities; (v) all application and filing fees in connection with causing the Notes to be eligible for the PORTAL trading system of the National Association of Securities Dealers, Inc.; and (vi) all fees and disbursements of independent certified public accountants of the Company and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).

         The Company will, in any event, bear its and the Guarantors' internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company or the Guarantors.

         (b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Company and the Guarantors will reimburse the Initial Purchaser and the Holders of Transfer Restricted Securities being tendered in the Exchange Offer and/or resold pursuant to the "Plan of Distribution" contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

         8.       INDEMNIFICATION

                  (a) The Company and the Guarantors will, jointly and severally, indemnify and hold harmless each Holder against any losses, claims, damages, liabilities or expenses, joint or several, to which it may become subject, under the Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) (i) arise out of or are based upon an untrue statement or alleged untrue statement of material fact contained in any Registration Statement or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading or (ii) arise out of or are based upon an untrue statement or alleged untrue statement of material fact contained in any preliminary Prospectus or Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Holder for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the Company nor any of the Guarantors shall be liable in any such case to the extent that any such loss, claim, damage, liability or expenses arise out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement, preliminary Prospectus or Prospectus, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company or any of the Guarantors by or on behalf of any of the Holders expressly for inclusion therein.

                  (b) Each Holder and each underwriter named in any underwriting agreement entered into in connection with an Underwritten Offering will, severally and not jointly, indemnify and hold harmless the Company and the Guarantors against any losses, claims, damages, liabilities or expenses to which the Company or any of the Guarantors may become subject, under the Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) (i) arise out of or are based upon an untrue statement or alleged untrue statement of material fact contained in any Registration Statement or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading or (ii) arise out of or are based upon an untrue statement or alleged untrue statement of material fact contained in any preliminary Prospectus or Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Registration Statement, preliminary Prospectus or Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company or any of the Guarantors by such Holder or such underwriter expressly for use therein; and will reimburse the Company and the Guarantors for any legal or other expenses reasonably incurred by the Company or the Guarantors in connection with investigating or defending any such action or claim as such expenses are incurred. The liability of any Person under this paragraph shall in no event exceed the proceeds received by such Person from sales of Transfer Restricted Securities or Exchange Notes giving rise to such obligations.

                  (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action or proceeding (including any governmental or regulatory investigation) such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought thereunder unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

                  (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company and the Guarantors, on the one hand, and of such Holder, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors, on the one hand, or the Holders, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantors and each Holder agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Holder shall be required to contribute any amount in excess of the amount by which the dollar amount of the proceeds received by such Holder from the sale of any Transfer Restricted Securities (after deducting any fees, discounts and commissions applicable thereto) exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Transfer Restricted Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Holders' and any underwriters' obligations in this Section 8(d) to contribute shall be several in proportion to the respective principal amounts of Transfer Restricted Securities held or underwritten, as the case may be, by them and not joint. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  (e) The obligations of the Company and the Guarantors under this Section 8 shall be in addition to any liability that the Company and the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each officer, director and partner of each Holder, agent and underwriter, if any, and each Person, if any, who controls any Holder, agent or underwriter within the meaning of the Act; and the obligations of the Holders and any underwriters contemplated by this Section 8 shall be in addition to any liability which the respective Holder or underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company or any Guarantor and to each Person, if any, who controls the Company or any Guarantor within the meaning of the Act.

                  9.       RULE 144A

                           The Company and the Guarantors hereby agree and
covenant that it will file reports required to be filed by it under the Act and the Exchange Act and the rules and regulations thereunder in a timely manner in accordance with the requirements of the Act and the Exchange Act. The Company and the Guarantors hereby agree with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period during which the Company or any Guarantor is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder of Transfer Restricted Securities, to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.

                  10.      UNDERWRITTEN REGISTRATIONS

                           No Holder may participate in any Underwritten
Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in customary underwriting arrangements entered into in connection therewith and (b) completes and executes all reasonable questionnaires, powers of attorney and other documents required under the term of such underwriting arrangements.

                  11.      SELECTION OF UNDERWRITERS

                           For any Underwritten Offering, the investment banker
or investment bankers and manager or managers for any Underwritten Offering that will administer such offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; provided, that such investment bankers and managers must be reasonably satisfactory to the Company. Such investment bankers and managers are referred to herein as the "underwriters." Neither the Company nor any Guarantor shall be liable for the payment of any underwriting fee or commission in connection with any Underwritten Offering.

                  12.      MISCELLANEOUS

                           (a) Remedies. Each Holder, in addition to being
entitled to exercise all rights provided herein, in the Indenture, the Purchase Agreement, Security Documents or granted by law, including recovery of liquidated or other damages, will be entitled to specific performance of its rights under this Agreement. The Company and the Guarantors agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by them of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

                           (b) No Inconsistent Agreements. Neither the Company
nor any Guarantor will, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's and the Guarantors' securities under any agreement in effect on the date hereof.

                           (c) Adjustments Affecting the Notes. Neither the
Company nor any Guarantor will take any action intended to materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

                           (d) Amendments and Waivers. The provisions of this
Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, unless (i) in the case of Section 5 hereof and this Section 12(d)(i), the Company has obtained the written consent of Holders of all outstanding Transfer Restricted Securities and
(ii) in the case of all other provisions hereof, the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect, directly or indirectly, the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities subject to such Exchange Offer.

                           (e) Notices. All notices and other communications
provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier or air courier guaranteeing overnight delivery:

                                    (i) if to a Holder, at the address set forth
                           on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

                                    (ii) if to the Company or the Guarantors:

                                    c/o Metal Management, Inc.
                                    500 N. Dearborn Street Suite 405

                        Chicago, IL 60610
                        Telecopier No.: (312) 645-0714
                        Attention: T. Benjamin Jennings, Chief Executive Officer
                                     David A. Carpenter, General Counsel

                        With a copy to:

                        Mayer, Brown & Platt
                        190 S. LaSalle Street, Suite 3100
                        Chicago, IL 60603
                        Telecopier No.: (312) 701-7711
                        Attention: Paul W. Theiss, Esq.

                  All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged orally by recipient, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

                  Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

                  (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities.

                  (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws rules thereof. Each of the parties hereto agrees to submit to the non-exclusive jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Agreement.

                  (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby and the parties hereto shall use their best efforts to find and employ alternative means to achieve the same or substantially the same result as that contemplated by such provision.

                  (k) Entire Agreement. Except as to those matters governed, expressly as set forth herein, by the Indenture, the Security Documents or the Purchase Agreement, this Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings other than those set forth or referred to herein with respect to the exchange and registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                  (l) Securities Held by Any of the Company or Any Guarantor or Any of Their Respective Affiliates. Whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities held by the Company or any Guarantor or any of their respective affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                  (m) Subsidiary Guarantor a Party. Immediately upon the designation of any subsidiary of the Company as a Guarantor under the Indenture, the Company shall cause such subsidiary to become a party hereto as a Guarantor by executing and delivering to the Initial Purchaser a counterpart hereof.

                  (n) Third Party Beneficiary. Each Holder shall be a third party beneficiary of the agreements made hereunder between the Company and the Guarantors, on the one hand, and the Initial Purchaser, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                   METAL MANAGEMENT, INC.


                                   By:/s/ David A. Carpenter
                                      ------------------------------------------
                                      Name:  David A. Carpenter
                                      Title: Vice President, General Counsel
                                             and Secretary

                                   AEROSPACE METALS, INC.
                                   AMERICAN SCRAP PROCESSING, INC.
                                   C SHREDDING CORP.
                                   CALIFORNIA METALS RECYCLING, INC.
                                   CIM TRUCKING, INC.
                                   COMETCO CORP.
                                   COZZI BUILDING CORPORATION
                                   COZZI IRON & METAL, INC.
                                   EMCO TRADING, INC.
                                   FERREX TRADING CORPORATION
                                   FPX, INC.
                                   FIRMA, INC.
                                   FIRMA PLASTIC CO., INC.
                                   HOUSTON COMPRESSED STEEL CORP.
                                   HOUTEX METALS COMPANY, INC.
                                   THE ISAAC CORPORATION
                                   P. JOSEPH IRON & METAL, INC.
                                   KANKAKEE SCRAP CORPORATION
                                   KIMERLING ACQUISITION CORP.
                                   MAC LEOD METALS CO.
                                   METAL MANAGEMENT ARIZONA, INC.
                                   METAL MANAGEMENT GULF COAST, INC.
                                   METAL MANAGEMENT PITTSBURGH, INC.
                                   METAL MANAGEMENT REALTY, INC.
                                   MICHAEL SCHIAVONE & SONS, INC.
                                   NAPORANO IRON & METAL CO.
                                   NEWELL RECYCLING WEST, INC.
                                   NIMCO SHREDDING CO.
                                   138 SCRAP, INC.
                                   PERLCO, L.L.C.

                                   PROLER SOUTHWEST INC.
                                   PROLER STEELWORKS L. L. C.
                                   R&P HOLDINGS, INC.
                                   SALT RIVER RECYCLING, L.L.C.
                                   SCRAP PROCESSING, INC.
                                   TORRINGTON SCRAP COMPANY
                                   TROJAN TRADING CO.
                                   USA SOUTHWESTERN CARRIER, INC.


                                   By:/s/ David A. Carpenter
                                      ------------------------------------------
                                      Name:  David A. Carpenter
                                      Title: Vice President


                                   RESERVE IRON & METAL LIMITED PARTNERSHIP

                                   By:      P. JOSEPH IRON & METAL, INC.,
                                            its general partner


                                   By:/s/ David A. Carpenter
                                      ------------------------------------------
                                      Name:  David A. Carpenter
                                      Title: Vice President

BT ALEX. BROWN INCORPORATED



By: /s/ Paul Higbee
    ------------------------------
    Name:  Paul Higbee
    Title: Managing Director